Exhibit 23.0

[LETTERHEAD OF MOFFITT & COMPANY, P.C.]

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

NuTech Digital, Inc.
Van Nuys, California

We consent to the use in registration statement on Form SB-2 and the pre-effective amendment No. 2 of our report dated March 2, 2002, as reissued on June 14, 2002 relating to the audit of your financial statements as of December 31, 2001 and 2000 and our report dated April 23, 2002, as reissued on June 14, 2002 relating to the reviewed financial statements as of March 31, 2002 and for the three months ended March 31, 2002 and 2001.

/s/    MOFFITT & COMPANY, P.C.
Moffitt & Company, P.C.

Scottsdale, Arizona
August 2, 2002